UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12
GLOBAL BRASS AND COPPER HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GLOBAL
Brass and Copper Holdings, Inc.

GBC Metals, LLC

Olin Brass

A.J. Oster, LLC

AJO

AJ OSTER

Chase Brass, LLC

Organizational Announcement
April 10, 2019
All GBC Employees,
Today we are announcing that GBC has agreed to be acquired by Wieland.
Combining our organization with Wieland, a respected global leader in the brass and copper industry for nearly 200 years, has tremendous industrial logic and allows both companies to advance critical aspects of their strategic visions more quickly together, than either could have achieved individually. Joining each company’s leading, complementary capabilities is transformational, and I am excited to see what will be achieved, post-closing.
This is a significant step for us as a company, and I thank you, as an employee, for all of your contributions to our success thus far. Our focus on safety, teamwork, continuous improvement, accountability, and creating shareholder as well as customer value has been fundamental to our growth and has created this opportunity to begin a new chapter in our rich history.
While we are still sorting out various aspects of this transaction, we are committed to communicating with you on a routine basis as we advance through this process. The accompanying press release, which has just been made public, contains additional information regarding this transaction. Also, I will be hosting a conference call later today to address any immediate questions you have. Details will be emailed shortly.
Change can be challenging, especially when you are succeeding and achieving your goals. However, together, we have built an agile organization that effectively manages through change, especially change for the better. This complementary combination of GBC with Wieland creates a leader in the global brass and copper industry and that, I believe, will create tremendous opportunities for our companies, our customers, our owners, and our employees.
John Wasz
Chief Executive Officer

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Wieland. In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (SEC) and furnish to its stockholders a proxy statement and other relevant documents which will be mailed or otherwise disseminated to its stockholders when it becomes available. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents once filed by the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (https://ir.gbcholdings.com/) or by directing a request to: Global Brass and Copper Holdings, Inc., 475 N. Martingale Road, Suite 1200, Schaumburg, IL 60173, Attention: Investor Relations.
Participants in Solicitation
The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 28, 2019, and the proxy statements for its 2019 annual meeting of stockholders, which was filed with the SEC on March 29, 2019. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement regarding the proposed transaction when it is filed with the SEC. When available, you may obtain free copies of these documents as described in the preceding paragraph.
Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. When used in this document, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions are intended to identify forward-looking statements. Statements regarding whether and when the proposed transaction will be consummated and the anticipated benefits thereof, among others, may be forward-looking. This document contains forward-looking statements that involve risks and uncertainties concerning Wieland’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the proposed transaction may not be satisfied, such that the proposed transaction will not close or that the closing may be delayed; general economic conditions; the proposed transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Company; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. For more details on these and other potential risks and uncertainties, please refer to the proxy statement when filed and the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. All forward-looking statements speak only as of the date of this document or, in the case of any document incorporated by reference, the date of that document. The Company is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results, except as required by applicable law.